EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wegener Corporation
Duluth, Georgia

      We hereby consent to the  incorporation  by reference in the  Registration
Statements (File No. 33-45390,  No. 33-42007,  No. 333-08017,  No. 33-27527, No.
333-29887,  No.  33-51205,  and No.  333-29889) of our reports dated December 1,
2004, relating to the consolidated financial statements and schedule of Wegener Corporation and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended September 3, 2004.

Atlanta, Georgia                                                BDO Seidman, LLP
December 2, 2004